PRICING SUPPLEMENT NO. 49                                         Rule 424(b)(3)
DATED: January 26, 1999                                       File No. 333-61437
(To Prospectus dated August 26, 1998
and Prospectus Supplement dated August 26, 1998)


                                 $7,315,045,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE

Principal Amount:               Floating Rate Notes        Book Entry Notes
$50,000,000                     [x]                        [x]
Original Issue Date:            Fixed Rate Notes           Certificated Notes
January 29, 1999                [_]                        [_]

Maturity Date:                  CUSIP#: 073928 GW 7
January 29, 2001
Option to Extend Maturity:      No  [x]
                                Yes [_]   Final Maturity Date:


                                                 Optional            Optional
                         Redemption              Repayment           Repayment
Redeemable On            Price(s)                Date(s)             Price(s)
N/A                      N/A                     N/A                 N/A


Applicable Only to Fixed Rate Notes:

Interest Rate:

Applicable Only to Floating Rate Notes:

Interest Rate Basis:                        Maximum Interest Rate: N/A

[_]     Commercial Paper Rate               Minimum Interest Rate: N/A

[_]     Federal Funds Rate                  Interest Reset Date(s): *

[_]     Treasury Rate                       Interest Reset Period: Monthly

[_]     LIBOR Reuters                       Interest Payment Date(s): **

[x]     LIBOR Telerate

[_]     Prime Rate                          Interest Payment Period: Monthly

[_]     CMT Rate

Initial Interest Rate: ***


 Index Maturity:  One Month

 Spread (plus or minus): +0.30%

------------------------------------------



NYFS04...:\25\22625\0122\2041\SUP1279L.580

*     2/26/99, 3/29/99, 4/29/99, 5/28/99, 6/29/99, 7/29/99, 8/31/99, 9/29/99,
      10/29/99, 11/29/99, 12/29/99, 1/31/2000, 2/29/2000, 3/29/2000, 4/28/2000,
      5/29/2000, 6/29/2000, 7/31/2000, 8/29/2000, 9/29/2000, 10/30/2000,
      11/29/2000, 12/29/2000 and 1/29/2001.

**    2/26/99, 3/29/99, 4/29/99, 5/28/99, 6/29/99, 7/29/99, 8/31/99, 9/29/99,
      10/29/99, 11/29/99, 12/29/99, 1/31/2000, 2/29/2000, 3/29/2000, 4/28/2000,
      5/29/2000, 6/29/2000, 7/31/2000, 8/29/2000, 9/29/2000, 10/30/2000,
      11/29/2000, 12/29/2000, 1/29/2001 and 2/29/2001.

*** The one-month LIBOR rate on January 27, 1999 plus 30 Basis points.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.






                                     2